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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               December 22, 2000
                               -----------------
                Date of Report (Date of earliest event reported)


                                EMACHINES, INC.
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            (Exact name of registrant as specified in its charter)


       Delaware                        000-29715                94-3311182
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 (State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
       of incorporation)                                    Identification No.)


                          14350 Myford Road, Suite 100
                            Irvine, California 92606
                   (Address of principal executive offices)


                               (714) 481-2828
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              (Registrant's telephone number, including area code)


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Item 5.    Other Events

     On December 20, 2000, we received a letter dated as of that date, from The Nasdaq Stock Market, Inc., regarding the continued listing of our common stock on the Nasdaq National Market. The letter states that our common stock may be delisted from trading on or about March 20, 2001 if the minimum bid price of our common stock does not equal or exceed $1.00 per share for a minimum of ten consecutive trading days ending prior to such date.

     If our common stock does not satisfy the Nasdaq National Market's listing requirements before March 20, 2001, we may attempt to seek review of The Nasdaq Stock Market's decision to delist our stock, or we may apply for quotation of our common stock on any other organized market on which our common stock is eligible for trading. There can be no assurance that our common stock will satisfy the requirements for continued listing on the Nasdaq National Market.

     Delisting may have an adverse impact on the market price and liquidity of our common stock, and may subject our common stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

     A copy of the letter from The Nasdaq Stock Market, Inc., including any exhibits thereto, is attached to this current report as Exhibit 99.1 and is incorporated by reference into this Item 5.

Item 7.  Financial Statements and Exhibits.

     Exhibit 99.1 Letter from The Nasdaq Stock Market, Inc. dated December 20, 2000.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EMACHINES, INC.

Date: December 22, 2000                  By: /s/ JOHN A. MUSKOVICH
                                            ---------------------------------
                                         Name:   John A. Muskovich
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer


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                          INDEX TO EXHIBITS FILED WITH
             THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 22, 2000


  Exhibit                           Description
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    99.1    Letter from The Nasdaq Stock Market, Inc. dated December 20, 2000.

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